Purchase for the NDCA-Sanctioned Dance Competition, “PALM BEACH DANCE CLASSIC”

111 US HIGHWAY ONE

NORTH PALM BEACH, FLORIDA 33408

 Zoom Companies Inc. (Sellers), agree to sell the Palm Beach Dance Classic competition to Marianne de Wall (Buyer), of 201 San Lorenzo Court, Bradenton, Florida 34308, for USD $25,000. (Twenty Five Thousand dollars).

Zoom Companies (Sellers) attest to the following:

1.

There are no pending liens or judgments against The Palm Beach Dance Classic.

2.

The Palm Beach Dance Classic is free of any debt or obligations.

3.

There are no NDCA violations or restrictions relative to this license/competition.

4.

The Buyer understands the NDCA regulations and scheduling for this event that currently require the competition to be held on the third Saturday of every January, and in order to remain sanctioned the Palm Beach Dance Classic must be held in January 2017.  The Buyer assumes responsibility for maintaining a sanctioned event and will work with the NDCA Board directly to request any changes or extensions and to secure approval as the Organizer.

5.

The Buyer will assume rights and control of the current website and domain name, at no charge, but will pay any fees associated with the transfer of files and subsequent updates and domain registration.

6.

The Plaza Ballroom & Event Centre offers an annual renewable option to use the venue to hold The Palm Beach Dance Classic competition at 50% room rate discount. This provision is applicable only as long as Ann and Joe Morello are owners.

Margaret Burns and Marianne de Wall (Buyer) attests to the following:

1.

I have read all the aforementioned statements with full understanding of my responsibilities.

2.

I have been instructed that if I am not a member of the NDCA I will join to complete the sanctioning requirements.

3.

On Tuesday, March 15, 2016 I will tender a Cashier’s check in the amount of USD$25,000 to finalize the transaction.

4.

I must communicate with the NDCA about the change and to acquire the updated rules and regulations.

X /s/ Ann Morello

Date: 3-15-16

Ann Morello, CEO, The Plaza Ballroom & Event Centre, LLC

X /s/ Bill Forhan

 Date: 3-15-16

Bill Forhan, CEO, Zoom Companies, Inc.

X /s/ Marianne deWall

Date: 3-15-16

Marianne deWall (Buyer)

X /s/ Margaret Burns

Date: 3-15-16

Margaret Burns (Buyer)

/s/ Joseph S. Morello

Joseph S. Morello

Competition PURCHASE AGREEMENT FOR THE PALM BEACH DANCE CLASSIC March 14 2016